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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Post-effective Amendment No. 2 to Registration Statement on Form S-1 of our report dated April 12, 1996, relating to the financial statements of Louisiana Casino Cruises, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the eleven months ended November 30, 1993, the year ended November 30, 1994, and the year ended November 30, 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts", " Summary Financial Information" and "Selected Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Financial Information" or "Selected Financial Information."



PRICE WATERHOUSE LLP



New Orleans, Louisiana


October 9, 1996